UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2005 (December 1, 2005)

Panavision Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12391	13-3593063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1000

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 1, 2005, Panavision Inc., a Delaware corporation ("Panavision"), entered into a Senior Subordinated Term Loan Agreement (the “Loan Agreement”) with its controlling stockholder, PX Holding Corporation, a Delaware corporation and wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc. ("PX Holding"), as lender.

The Loan Agreement provides for, among other things, a $64,792,000 term loan from PX Holding to Panavision that will mature on December 31, 2007. The term loan will bear interest at a rate per annum equal to 9 5/8%, payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2006. All payment obligations under the Loan Agreement are subordinated in right of payment to the prior payment of Panavision's obligations under its existing Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004 and as further amended, among Panavision, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the Indenture, dated January 16, 2004, as amended, with Wilmington Trust Company, as trustee, governing Panavision's outstanding 12.50% Senior Notes due 2009.

The Loan Agreement includes certain restrictive covenants substantially similar to those applicable to Panavision's Senior Subordinated Discount Exchange Notes due February 1, 2006 (the "9 5/8% Notes") that limit, among other things, the incurrence of additional indebtedness, the payment of dividends or other distributions or the making of certain other restricted payments, the sale of assets of Panavision, certain transactions with affiliates and certain mergers or consolidations or transfers of all or substantially all of Panavision's assets. The Loan Agreement also prohibits certain restrictions on distributions from subsidiaries. The Loan Agreement provides for events of default that are substantially similar to Panavision's 9 5/8% Notes. Following the occurrence of an event of default, PX Holding may accelerate all amounts outstanding under the term loan.

The Loan Agreement provides that the proceeds from the term loan under the Loan Agreement shall be used to fund the redemption of all of Panavision's outstanding 9 5/8% Notes. See Item 8.01.

A copy of the Loan Agreement is attached to this report as Exhibit 4.1 and is incorporated herein by reference. The description of the Loan Agreement is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance
Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 8.01	Other Events.

On December 1, 2005, Panavision effected a covenant defeasance of the 9 5/8% Notes by (i) mailing an irrevocable notice of redemption to the holders of the 9 5/8% Notes indicating that on January 3, 2006, Panavision will redeem all of the $64,792,000 aggregate principal amount of outstanding 9 5/8% Notes (CUSIP 693671AB5) and (ii) irrevocably depositing in trust with the trustee under the indenture governing the 9 5/8% Notes $67,477,044, constituting an amount sufficient to repay the principal outstanding and accrued interest through the date of redemption.

A copy of the notice of redemption is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The description of the notice of redemption is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Senior Subordinated Term Loan Agreement, dated December 1, 2005

99.1	Notice of Redemption of 9 5/8% Senior Subordinated Discount Exchange Notes, dated December 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.

Date: December 2, 2005	By:	/s/ Damien M. Sullivan
Name:	Damien M. Sullivan
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

4.1	Senior Subordinated Term Loan Agreement, dated December 1, 2005
99.1	Notice of Redemption of 9 5/8% Senior Subordinated Discount Exchange Notes, dated December 1, 2005

5